UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2015

Millennium Investment & Acquisition Co Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

811-22156
(Commission File Number)

20-4531310
(IRS Employer Identification No.)

301 Winding Road
Old Bethpage, NY 11804
 (Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – SMC Global Investment Update

Millennium Income and Acquisition Company, LLC ("MIAC") currently holds 14,736,035 shares of SMC Global (“SMC”), an India-based financial services firm. This represents an approximate 13% ownership of SMC.

As previously disclosed, on October 20, 2014, SMC publicly filed a Draft Red Herring Prospectus (“DRHP”) with the Indian securities regulatory authority (“SEBI”), in anticipation of conducting a Further Public Offering (“FPO”) of its shares and a listing of its shares on India’s principal stock exchanges, the Bombay Stock Exchange and the National Stock Exchange of India. As of April 8, 2015, SMC has been notified that it has cleared the SEBI regulatory process for the FPO and are now in the Red Herring Prospectus stage in anticipation of the FPO.  SMC Global is targeting a sale of approximately $20 million (as converted to U.S. Dollars) of new shares. MIAC has negotiated the right to participate in the FPO by selling up to approximately $3 million (as converted to U.S. Dollars) of its SMC Global shares as part of the FPO. MIAC believes that it has complied with all requirements to participate as a selling shareholder in the FPO.  There can be no assurance as to when or if the FPO will occur. The current estimate with respect to timing targets a completion of the FPO in or about July 2015. In addition, there can be no assurance as to what the ultimate price per share will be, if the FPO occurs.

As previously disclosed, MIAC has negotiated a right to sell 1,131,345 shares of SMC Global back to the “promoter group” of SMC at a price of 125 Indian Rupees (approximately $2.02) per share in the event SMC did not complete a public offering and a listing on a primary exchange in India by March 31, 2015.  On April 1, 2015, MIAC exercised its right to sell 1,131,345 shares as described above.  The “promoter group” has requested that MIAC allow additional time to close on this sale. MIAC currently anticipates receiving proceeds commencing after the completion of the FPO with the final payment anticipated by April 2016.   There can be no assurance the “promoter group" will comply with their obligations related to the right to sell agreement.

Item 8.01 – Announcement of Shareholder Meeting Information

On April 24, 2014, MIAC also announces that its Board of Trustees has set June 9, 2015 as the date of the 2015 annual meeting of shareholders, and the close of business on May 4, 2015, as the record date for determining shareholders entitled to receive notice of, and to vote at, the 2015 annual meeting of shareholders. In addition to this announcement, MAIC will separately send notice and proxy materials to shareholders of record.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2015

MILLENNIUM INVESTMENT & ACQUISITION COMPANY, INC.

By:	/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary & Treasurer